EXHIBIT 23.8




                        CONSENT OF INDEPENDENT APPRAISER


     We consent to the reference to us in Newmont Mining Corporation's Amended Annual Report on Form 10-K/A for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement on Amendment No. 3 to Form S-3. We also consent to the reference to us as "Experts" in such Registration Statement.




Behre Dolbear & Company, Inc.

By:  /s/ Bernard J. Guarnera
Title:  President and Chief Executive Officer

October 27, 2003